EXHIBIT 99.28

FIFTH AMENDED AND RESTATED JOINT FILING AGREEMENT PURSUANT TO RULE 13D-1(K)(1)

This Agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the "Act") by and among the parties listed below, each referred to herein as a "Joint Filer." The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated: March 14, 2014

By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman

By:	/s/ Paul C. Kanavos
Paul C. Kanavos

Kanavos Dynasty Trust 2011

Deutsche Bank Trust Company Delaware, as Trustee

By:	/s/ Susan F. Rodriguez
Name: Susan F. Rodriguez
Title: Assistant Vice President

By:	/s/ Jeanne M. Nardone
Name: Jeanne M. Nardone
Title: Vice President

By:	/s/ Brett Torino
Brett Torino

TTERB Living Trust

By:	/s/ Brett Torino
By: Brett Torino, Trustee

TS 2013 LLC
By: ONIROT Living Trust dated 6/20/2000

By:	/s/ Brett Torino
By: Brett Torino, Trustee

Atlas Real Estate Funds, Inc.

By:	/s/ Paul Kanavos
Name: Paul Kanavos
Title: President

By:	/s/ Harvey Silverman
Harvey Silverman

Silverman Partners, L.P.

By:	/s/ Harvey Silverman
Harvey Silverman, as General Partner

By:	/s/ Adam Raboy
Adam Raboy

The Maple Hill Companies, LLC

By:	/s/ Adam Raboy
Adam Raboy, as Manager

By:	/s/ Mitchell J. Nelson
Mitchell J. Nelson

LMN 134 Family Company, LLC

By:	/s/ Mitchell J. Nelson
Mitchell J. Nelson, as Manager